Exhibit 99.1

Contact:

David A. Kadish

Senior Vice President, General Counsel and Secretary

(510) 420-7513

dkadish@netopia.com

Netopia Announces Proposed Settlement with the SEC

Emeryville, Calif. – July 22, 2005 – Netopia, Inc. (NTPA.PK) (the “Company”), today announced that it has submitted an offer of settlement to the staff of the Division of Enforcement (“SEC staff”) of the Securities and Exchange Commission, to resolve a pending, previously-disclosed investigation into the Company’s disclosures and accounting practices, primarily related to the Company’s restatement of its financial statements for the fiscal years ended September 30, 2003 and 2002.

Following discussions with the SEC staff, the Company made an offer of settlement to the SEC staff in order to resolve this matter. The Company, without admitting or denying any wrongdoing, offered to consent to the entry of an order with respect to violations of Sections 13(a) and 13(b)(2)(A)-(B) of the Securities Exchange Act of 1934, as amended, and Rules 12b-20, 13a-1, 13a-11 and 13a-13 promulgated thereunder. The SEC staff has agreed to recommend that the Securities and Exchange Commission approve the offer of settlement. The Company has been cooperating fully with the SEC staff throughout the course of their investigation. The proposed settlement is subject to completion of mutually agreeable settlement language and final approval by the Securities and Exchange Commission.

The Company also understands that the SEC staff has agreed to recommend that the Securities and Exchange Commission approve an offer of settlement with Alan B. Lefkof, the Company’s President and Chief Executive Officer. Mr. Lefkof, without admitting or denying any wrongdoing, offered to consent to the entry of an order with respect to violations of Sections 17(a)(2)-(3) of the Securities Act of 1933, as amended, and Rule 13b2-1 promulgated under the Securities Exchange Act of 1934, as amended, and aiding and abetting the Company’s violations of Sections 13(a) and 13(b)(2)(A)-(B) of the Securities Exchange Act of 1934, as amended, and Rules 12b-20 and 13a-11 promulgated thereunder, in connection with a Report on Form 8-K and exhibit furnished to the Securities and Exchange Commission on July 6, 2004. The proposed settlement contemplates a monetary payment. The proposed settlement is subject to completion of mutually agreeable settlement language and final approval by the Securities and Exchange Commission.

The Company also has been informed that the SEC staff has issued “Wells Notices” to a former chief financial officer and a former senior sales vice president of the Company. A “Wells Notice” indicates that the SEC staff has made a preliminary decision to recommend that the Securities and Exchange Commission bring a civil enforcement action against the recipients for possible violations of federal securities laws. Recipients of Wells Notices have the opportunity to respond in writing before the SEC staff makes its formal recommendation on whether the Securities and Exchange Commission should bring any action.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Statements regarding the Company’s beliefs, plans, expectations or intentions regarding the future are forward-looking statement, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to significant risks and uncertainties. Actual future events, results and trends could differ materially from those set forth in such statements as a result of these risks and uncertainties. These risks and uncertainties include the risk that the Securities and Exchange Commission may reject or impose further conditions or other modifications to some or all of the terms of the proposed settlements, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. For more information concerning the Company and risk factors that may affect the Company’s future results and may cause actual results to vary from results anticipated in forward-looking statements, including risk factors relating to the Company’s existing and potential securities litigation relating to the restatements described in the Company’s Annual Report on From 10-K for the fiscal year ended September 30, 2004, investors should review the Company’s public filings with the Securities and Exchange Commission, which are available by calling the Company at (510) 420-7516 or online at www.sec.gov. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Netopia

Netopia, Inc. is a market leader in broadband products and services. Netopia’s Wi-Fi CERTIFIED™ gateways feature 3-D Reach® technology for enhanced wireless range, security, and performance.

Headquartered in Emeryville, California, Netopia’s common stock trades on the pink sheets under the symbol “NTPA.PK.” Further information about Netopia can be obtained via phone (510) 420-7400, fax (510) 420-7601, or on the Web at www.netopia.com.

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